EX- 10.16

                       AGREEMENT BETWEEN CHARLES S. CRAIG
                             AND STAFF LEASING, INC.
                             -----------------------

                  This Agreement is dated the 9th day of December, 1999 between Charles S. Craig ("Craig") and Staff Leasing, Inc. ("Staff" or the "Company").

                  WHEREAS, Craig is Chief Executive Officer and Chairman of the Board of Directors of Staff;

                  WHEREAS, Craig desires to resign as Chief Executive Officer and from all other offices of Staff and its subsidiaries which he currently holds, except the office of the non-executive Chairman of the Board of Directors of Staff; and

                  WHEREAS, the Board of Directors of Staff hereby accepts such resignation.

                  NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED:

                  1. Craig hereby resigns as Chief Executive Officer of Staff and from all other offices of Staff and its subsidiaries which he currently holds, except the office of the non-executive Chairman of the Board of Directors of Staff.

                  2. Craig shall continue as an employee of Staff under the direction of the Executive Committee and shall assist the Special Committee with respect to the Company's strategic initiatives, working out of his office located at Two Soundview Drive, Greenwich, CT 06830 (the "Connecticut Office").

                  3. Craig shall continue to receive his annual base compensation of $260,000 per annum and shall receive his 1999 annual bonus at such time as such bonus is received by Staff's other senior executives and said bonus shall be at least the same percentage of
                           Craig's 1999 target
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                           bonus ($127,000) as the percentage awarded to Richard
                           A. Goldman and John E. Panning. Craig shall continue to receive such other benefits associated with his employment as he has been receiving as of the date hereof excluding legal fees incurred by Craig after the date hereof.

                  4. Staff shall continue to reimburse Craig for the net rental costs (net of rentals paid by subtenants) associated with the Connecticut Office. Staff shall continue to employ Terry Perruzza, who shall continue to serve as Craig's assistant and manager of the Connecticut Office at her current salary, subject to any normal and reasonable pay increases.

                  5. The Company shall have the right to review Craig's compensation and benefits set forth in paragraph 3 above and the payment of office, support staff and other reimbursements set forth in Paragraph 4 above at the time of the Company's 2000 annual meeting of shareholders.

                  6. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned parties have executed this agreement on the day and year first above written.


Charles S. Craig                  Staff Leasing, Inc.

/s/ Charles S. Craig              /s/ Elliot B. Ross
--------------------              ---------------------------------------------
                                  By: Elliot B. Ross, Chairman of the Executive
                                      Committee